UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□		Emerging growth company

□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.  Other Events

Telephone and Data Systems, Inc. (“TDS”) is filing this Form 8-K to recast financial statements and other financial information previously included in its Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 24, 2017.

Effective January 1, 2017, TDS elected to change the classification of interest income on equipment installment plan contracts from Interest and dividend income to Service revenues in the Consolidated Statement of Operations.  TDS believes this classification is preferable because financing of devices as part of enrolling customers for service is an activity that is central to TDS’ operations, and it is consistent with the presentation by others in the industry.  Comparative financial statements for all periods presented in the aforementioned Form 10-K have been adjusted to apply the new classification retrospectively.  As a result of this change in classification, Service revenues for the years ended December 31, 2016, 2015 and 2014 increased by $51 million, $34 million and $9 million, respectively, from previously reported amounts, with corresponding decreases in Interest and dividend income.  This change did not have an impact on Income before income taxes, Net income, or Earnings per share for the years ended December 31, 2016, 2015 and 2014, nor did it have a cumulative impact to Retained earnings as of any date presented.

Although TDS is permitted to make these adjustments the next time it files its prior year financial statements, TDS determined to voluntarily file this Form 8-K to reflect the adjustments to such prior year financial information at this time.  Accordingly, TDS is filing this Form 8-K to adjust its Consolidated Statement of Operations for the years ended December 31, 2016, 2015 and 2014 for these amounts.  There are no changes to the Consolidated Statement of Comprehensive Income (Loss), Consolidated Statement of Cash Flows, Consolidated Balance Sheet, or Consolidated Statement of Changes in Equity.

Except as included in this filing, TDS has not updated or enhanced any other disclosures presented in its 2016 Form 10-K. All other information is presented as of the original filing date and has not been updated in this Form 8-K. Without limitation of the foregoing, this Form 8-K does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the aforementioned Form 10-K with respect to any uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is included in TDS’ other filings with the Securities and Exchange Commission. This Form 8-K should be read in conjunction with the aforementioned Form 10-K and TDS’ other filings. Other filings may contain important information regarding uncertainties, trends, risks, events, transactions, developments and updates to certain expectations of TDS that may have been reported since the filing of the Form 10-K.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.
(Registrant)

Date:	May 5, 2017

		By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President - Finance and Chief Accounting Officer
(principal financial officer and principal accounting officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm — PricewaterhouseCoopers LLP

99.1	Revised financial information previously included as Exhibit 13 to TDS’ Annual Report on Form 10-K for the year ended December 31, 2016

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document